UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AROTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)
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Arotech Corporation 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (800) 281-0356 Fax: (734) 761-5368 http://www.arotech.com Nasdaq: ARTX
Robert S. Ehrlich Chairman and Chief Executive Officer

April 30, 2009

Dear Stockholder:

It is our pleasure to invite you to the 2009 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held at 4:00 p.m. local time on Tuesday, June 9, 2009 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York.

As per our usual practice, we are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet (available at http://www.voteproxy.com) rather than having your company incur the additional costs of printing and mailing.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the proxy materials available to you on the Internet and to vote electronically through the Internet or by telephone, all in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so if you hold your shares in your own name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Robert S. Ehrlich
Chairman of the Board of Directors

QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.	What is the purpose of the Annual Meeting?

A.	At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

1.	To elect three Class I directors for a three-year term ending in 2012 and continuing until their successors are duly elected and qualified (beginning on page 3);

2.
To consider and act upon a proposal to amend our Amended and Restated Certificate of Incorporation to reduce our authorized common stock from 250,000,000 shares to 50,000,000 shares (beginning on page 5);

3.
To consider and act upon a proposal to amend our Amended and Restated Certificate of Incorporation to authorize the Board of Directors, in addition to the stockholders, to make, amend and repeal our by-laws (beginning on page 7);

4.
To consider and act upon a proposal to amend our Amended and Restated Certificate of Incorporation to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware (beginning on page 9);

5.
To consider and act upon a proposal to adopt the Arotech 2009 Equity Incentive Plan and to reserve 5,000,000 shares of common stock for issuance under such plan and to ratify certain previous issuances of restricted stock (beginning on page 11); and

6.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

Q.	Why have I received a Notice of Internet Availability of Proxy Materials?

A.
We are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. You will not receive a printed copy of our proxy materials unless you specifically request one. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet rather than having your company incur the additional costs of printing and mailing.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.
Our by-laws provide for a Board of one or more directors. The number of directors is currently seven. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year. Under Delaware law, directors of a corporation are elected by the stockholders, so we are presenting the Board of Directors’ slate of Class I directors for election by the stockholders.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.	We pay franchise tax in Delaware based, in part, on the number of shares of our common stock and preferred stock that are authorized in our certificate of incorporation. Based on the authorized shares

Q&A-1

currently provided in our certificate of incorporation, we have been paying $165,000 per year, which is the maximum franchise tax in Delaware. By reducing the authorized number of shares as proposed, we anticipate reducing our annual franchise tax by approximately $81,500.

Q.	Why is Arotech seeking stockholder approval for the third proposal?

A.
Section 109 of the Delaware General Corporation Law provides that in order for a board or directors to have the power to adopt, amend or repeal by-laws of a corporation, the Certificate of Incorporation of the corporation must include a provision conferring such powers upon the board of directors. Absent such a provision, the by-laws of a corporation may be adopted, amended or repealed only by the stockholders. We are seeking the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting in order to approve an amendment to our Amended and Restated Certificate of Incorporation to permit the directors, in addition to the stockholders, to adopt, amend or repeal our by-laws.

Q.	Why is Arotech seeking stockholder approval for the fourth proposal?

A.
We believe that the protections that Section 203 of the Delaware General Corporation Law would provide to us would be beneficial to the stockholders because they would enhance the Board of Directors’ capacity to defend against undesirable takeover attempts and, in the event of the sale of the Company, enhance the Board of Directors’ ability to negotiate a transaction that is in the stockholders’ best interest and maximizes value for all stockholders. In the past, there have been a number of surprise takeovers of publicly-owned corporations which have occurred through tender offers or other sudden purchases of a substantial number of outstanding shares. Such tender offers and other share purchases are often followed by a merger or acquisition of the target corporation by the purchaser without any negotiations with the Board of Directors of the target corporation. Such a “two-tiered” business combination automatically eliminates minority interests in the target corporation, often for less valuable consideration per share than was paid in the purchaser’s original tender offer or market purchases.

Q.	Why is Arotech seeking stockholder approval for the fifth proposal?

A.
We believe that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2009 Equity Incentive Plan increase our ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, help us to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the 2009 Equity Incentive Plan is essential to our continued success. In particular, the Board believes that our employees are our most valuable assets and that the awards permitted under the 2009 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. Furthermore, our current equity compensation plans for employees have all either expired or have no more shares reserved for issuance under them, making it imperative that we adopt a new plan. As part of the proposal, we are asking stockholders to ratify certain previous grants of restricted stock that were made to certain officers and employees. Ratification of these grants as proposed will result in bringing them under the 2009 Equity Incentive Plan.

Q.	What shares can I vote?

A.
All shares of our common stock owned by you as of the close of business on the record date, April 21, 2009, may be voted by you. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q&A-2

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials that you received, as well as proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.	What vote is required to approve each proposal?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

With respect to the second proposal (amending our certificate of incorporation to reduce our authorized shares), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

Q&A-3

With respect to the third proposal (amending our certificate of incorporation to authorize our Board of Directors to amend our by-laws), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

With respect to the fourth proposal (amending our certificate of incorporation to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

With respect to the fifth proposal (approval of the Arotech 2009 Equity Incentive Plan), the affirmative vote of a majority of the total votes cast at the Annual Meeting on this proposal, in person or by proxy, is required to approve the proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

Q.	What are “broker non-votes”?

A.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the adoption of the decrease in authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the five proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the election of directors and the proposal to amend our certificate of incorporation to reduce our authorized share are considered to be a “routine” matters, and as a result we do not expect that there will be a significant number of broker non-votes on these proposals. We believe that the proposals to amend our certificate of incorporation to authorize our Board of Directors to amend our by-laws and to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware, and the proposal to adopt the 2009 Equity Incentive Plan, are not “routine” matters, and as a result there may be a significant number of broker non-votes on these proposals.

Q.	Where can I find the voting results of the meeting?

A.	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed by us with the SEC by Thursday, June 11, 2009, by 5:30 p.m. E.D.T.

Q.	Who will count the votes?

A.	An attorney with Lowenstein Sandler P.C., our outside counsel, will tabulate the votes and act as the inspector of elections.

Q.	Who will bear the costs of this solicitation?

A.
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet, however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of proxy materials. We will also reimburse brokerage

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houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	What should I do now?

A.
You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q.	How do I vote if I hold shares directly?

A.
You may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 4:00 p.m. local time on Tuesday, June 9, 2009 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, vote over the Internet or by telephone as instructed in the Notice of Availability of Proxy Materials, or mail a signed proxy card, as soon as possible so that your shares may be represented at the Annual Meeting. Votes over the Internet or by telephone must be received by 11:59 p.m. E.D.T. on June 8, 2009 in order to be counted.

Q.	How do I vote if I hold shares in street name?

A.
If you do not want to attend the Annual Meeting and you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

If you want to attend the Annual Meeting and you hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A.	It means your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.	How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

Q&A-5

1229 Oak Valley Drive Ann Arbor, Michigan 48108

ANNUAL MEETING OF THE STOCKHOLDERS
OF AROTECH CORPORATION
TO BE HELD ON JUNE 9, 2009

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is to be held at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York, on Tuesday, June 9, 2009 at 4:00 p.m. local time, and thereafter as the meeting may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders of record at the close of business on April 21, 2009 will be entitled to vote at the annual meeting. As of April 21, 2009, there were 14,268,742 shares of our common stock outstanding held of record by 322 record stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

This proxy statement and the enclosed form of proxy will be available on the Internet to you commencing on or about April 30, 2009. We are also providing Internet access to our annual report for the fiscal year ended December 31, 2008 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR the election of the Class I director nominees for director set forth below; FOR the proposal amending our certificate of incorporation to reduce our authorized shares; FOR the proposal amending our certificate of incorporation to authorize our Board of Directors to amend our by-laws; FOR the proposal amending our Amended and Restated Certificate of Incorporation to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware; FOR the proposal approving the Arotech 2009 Equity Incentive Plan; and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

With respect to the second proposal (amending our certificate of incorporation to reduce our authorized shares), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

With respect to the third proposal (amending our certificate of incorporation to authorize our Board of Directors to amend our by-laws), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

With respect to the fourth proposal (amending our certificate of incorporation to opt into the protections of Section 203 of the Delaware General Corporation Law), the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same practical effect as a negative vote on this proposal.

With respect to the fifth proposal (approval of the Arotech 2009 Equity Incentive Plan), the affirmative vote of a majority of the total votes cast at the Annual Meeting on this proposal, in person or by proxy, is required to approve the proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

The solicitation of proxies will be conducted over the Internet and by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of notices and of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our principal executive offices, which are located at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and will also be made available to stockholders present at the annual meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The number of directors is currently set at seven. The members of each class are elected in different years, so that only about one-third of the Board is elected in any single year.

Dr. Eastman and Messrs. Esses and Marrus are designated Class I directors and have been elected for a term expiring this year and until their successors are elected and qualified; Prof. Jones and Mr. Ehrlich are designated Class II directors and have been elected for a term expiring in 2011 and until their successors are elected and qualified; and Messrs. Borey and Sloyer are designated Class III directors and have been elected for a term that expires in 2010 and until their successors are elected and qualified.

Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the Class I director nominees listed below, for a term of three years expiring at the annual meeting of stockholders to be held in 2012, and until the nominee’s successor is duly elected and qualified or until the nominee’s earlier death, removal or resignation. The nominees named below are presently serving as directors, and all of them are anticipated to be available for election and able to serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The three nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

The following table contains information concerning the nominees for directors and the other incumbent directors:

Name	Age	Position with Arotech	Class	Director Since
Dr. Jay M. Eastman(1)(2)	60	Director	I	October 1993
Steven Esses(3)	44	President, Chief Operating Officer and Director	I	July 2002
Michael E. Marrus(1)(2)(3)	45	Director	I	October 2007
Prof. Seymour Jones(2)(4)	77	Director	II	August 2005
Robert S. Ehrlich(3)	70	Chairman of the Board and Chief Executive Officer	II	May 1991
Edward J. Borey(4)	58	Director	III	December 2003
Elliot Sloyer(1)(3)(4)	44	Director	III	October 2007
(1)	Member of the Compensation Committee.
(2)	Member of the Nominating Committee.
(3)	Member of the Executive and Finance Committee.
(4)	Member of the Audit Committee.

Nominees for Election as Class I Directors

Dr. Jay M. Eastman has been one of our directors since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman served as Senior Vice President of Strategic Planning of PSC, Inc. (“PSCX”), a manufacturer and marketer of laser diode bar code scanners, from December 1995 through October 1997. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays. From 1981 until 1983, Dr. Eastman was the Director of the University of Rochester’s Laboratory for Laser Energetics, where he was a member of the staff from 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

Steven Esses has been a director since July 2002, our Executive Vice President since January 2003, our Chief Operating Officer since February 2003 and our President since December 2005. From 2000 until 2002, Mr. Esses was a principal with Stillwater Capital Partners, Inc., a New York-based investment research and advisory company (hedge fund) specializing in alternative investment strategies. During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. In 1995, Mr. Esses founded the Dunkin’ Donuts franchise in Israel and was its Managing Director and CEO until 2005. Before founding Dunkin’ Donuts Israel, Mr. Esses was the Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.

Michael E. Marrus has been one of our directors since October 2007. Mr. Marrus is an investment banker who until February 2009 was a Managing Director of Collins Stewart LLC, the US operations of Collins Stewart plc, a London based corporate broker traded on the London Stock Exchange. Prior thereto, Mr. Marrus was a Managing Director of C. E. Unterberg, Towbin, an investment banking firm that was acquired by Collins Stewart plc. Prior to joining Unterberg, Towbin in 1998, Mr. Marrus was a Principal and founding member of Fieldstone Private Capital Group, an investment banking firm specializing in corporate, project and structured finance. Previously, he was employed at Bankers Trust Company, initially in the Private Equity and Merchant Banking Groups and subsequently in BT Securities, the securities affiliate of Bankers Trust. Mr. Marrus has an A.B. from Brown University and an M.B.A. from the Graduate School of Business, University of Chicago.

Class II Directors

Seymour Jones has been one of our directors since August 2005. Mr. Jones has been a clinical professor of accounting at New York University Stern School of Business since September 1993. Professor Jones teaches courses in accounting, tax, forensic accounting and legal aspects of entrepreneurism. He is also the Associate Director of Ross Institute of Accounting Research at Stern School of Business. . His primary research areas include audit committees, auditing, entrepreneurship, financial reporting, and fraud. Professor Jones is the principal author of numerous books including Conflict of Interest, The Cooper & Lybrand Guide to Growing Your Business, The Emerging Business and The Bankers Guide to Audit Reports and Financial Statements. From April 1974 to September 1995, Mr. Jones was a senior partner of the accounting firm of Coopers and Lybrand, a legacy firm of PriceWaterhouseCoopers LLP. Professor Jones is a certified public accountant in New York State. Professor Jones received a B.A. in economics from City College, City University of New York, and an M.B.A. from NYU Stern.

Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our Chief Executive Officer since October 2002. . From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, from May 1991 until October 2002 he was our Chief Financial Officer, and from October 2002 until December 2005, Mr. Ehrlich also held the title of President. Mr. Ehrlich was a director of

Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, from June 1999 to August 2003. From 1987 to June 2003, Mr. Ehrlich served as a director of PSCX and, between April 1997 and June 2003, Mr. Ehrlich was the chairman of the board of PSCX. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

Class III Directors

Edward J. Borey has been one of our directors since December 2003. From July 2004 until October 2006, Mr. Borey served as Chairman and Chief Executive Officer of WatchGuard Technologies, Inc., a leading provider of network security solutions (NasdaqGM: WGRD). From December 2000 to September 2003, Mr. Borey served as President, Chief Executive Officer and a director of PSCX. Prior to joining PSCX, Mr. Borey was President and CEO of TranSenda (May 2000 to December 2000). Previously, Mr. Borey held senior positions in the automated data collection industry. At Intermec Technologies Corporation (1995-1999), he was Executive Vice President and Chief Operating Officer and also Senior Vice President/General Manager of the Intermec Media subsidiary. Mr. Borey holds a B.S. in Economics from the State University of New York, College of Oswego, an M.A. in Public Administration from the University of Oklahoma, and an M.B.A. in Finance from Santa Clara University.

Elliot Sloyer has been one of our directors since October 2007. Mr. Sloyer is a Managing Member of WestLane Capital Management LLC, which he founded in 2005. From 1992 until 2005, Mr. Sloyer was a founder and Managing Director of Harbor Capital Management LLC, which managed convertible arbitrage portfolios. Mr. Sloyer is active in community organizations and currently serves on the investment committee of a charitable organization. Mr. Sloyer has a B.A. from New York University.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

The Board of Directors Recommends a Vote FOR Election
of the Class I Nominees Described Above

PROPOSAL NUMBER 2

AMENDING ARTICLE FOUR OF OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO REDUCE OUR AUTHORIZED COMMON
STOCK FROM 250,000,000 SHARES TO 50,000,000 SHARES.

Background

Our Board has approved and recommended for stockholder approval a proposed amendment to Article Four of our Amended and Restated Certificate of Incorporation (our “Certificate”) to reduce the number of shares of common stock that we are authorized to issue from 250,000,000 to 50,000,000. The Board has directed that the proposed amendment be submitted to a vote of our stockholders at the annual meeting.

Our Certificate currently authorizes 251,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value. The proposed amendment would reduce the authorized common stock to 50,000,000 shares. The holders of common stock are entitled to (i) one vote for each share of common stock registered in the name of such holder, (ii) receive dividends on their shares of stock when and as declared by the Board, and (iii) in the event of liquidation, dissolution or the winding up of our affairs, share pro rata in the net assets available for distribution to holders of common stock after satisfaction of the prior claims of the holders of preferred stock of any series or any shares of any other class of capital stock ranking senior to the common stock as to assets, in accordance with our Certificate.

Text of the Amendment

If this proposal is adopted, the amended portion of Article Four of our Certificate will read as follows:

FOUR: The total number of shares of all classes of stock which the corporation shall have authority to issue is fifty-one million (51,000,000) consisting of two classes of shares designated as follows:

A.           Fifty million (50,000,000) shares of common stock, $0.01 par value (the “Common Stock”); and

B.           One million (1,000,000) shares of preferred stock, $0.01 par value (the “Preferred Stock”).

Reasons for Seeking Stockholder Approval

The reason for this proposal is to effect a significant saving in the amount of franchise tax that the Company must pay each year in Delaware. We pay franchise tax in Delaware based, in part, on the number of shares of our common stock and preferred stock that are authorized in our Certificate. Based on the authorized shares currently provided in our Certificate, we have been paying franchise tax in the amount of $165,000 per year, which is the maximum franchise tax payable in Delaware. By reducing the authorized number of shares as proposed, we anticipate that our annual franchise tax would be reduced by approximately $81,500.

As of April 21, 2009, there were 14,268,742 shares of common stock issued and outstanding, an additional 244,223 shares were reserved for issuance under our stock option plans and an additional 2,742,879 shares were reserved for issuance upon exercise of outstanding warrants and convertible debt. There were also 67,792 shares of common stock beneficially owned by us that were treasury shares and that were therefore not deemed to be issued and outstanding. On that date there were no shares of preferred stock outstanding. The Board believes that the new reduced level of authorized shares will be adequate to cover requirements in the foreseeable future. In the event that additional authorized shares are needed in the future, the stockholders will then be asked to approve an amendment to our Certificate to increase the authorized shares to the level needed at that time.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve the proposal amending our Certificate to reduce our authorized common stock from 250,000,000 shares to 50,000,000 shares. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

Since this is an amendment to our certificate of incorporation, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

The Board of Directors Unanimously Recommends a vote FOR
the Proposed Amendment to Article Four of Our Amended
and Restated Certificate of Incorporation
Reducing Our Authorized Common Stock
from 250,000,000 Shares to 50,000,000 Shares.

PROPOSAL NUMBER 3

AMENDING OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ENABLE THE BOARD OF DIRECTORS
TO MAKE, AMEND AND REPEAL OUR BY-LAWS

Background

Our Board has approved and recommended for stockholder approval a proposed amendment to our Certificate to authorize the Board to make, amend and repeal our by-laws.

Reasons for Seeking Stockholder Approval

Section 109 of the Delaware General Corporation Law provides that in order for a board or directors to have the power to adopt, amend or repeal by-laws of a corporation, the certificate of incorporation of the corporation must include a provision conferring such powers upon the board of directors. Absent such a provision, the by-laws of a corporation may be adopted, amended or repealed only by the stockholders.

Our Certificate currently does not permit our Board to make, amend or repeal our by-laws. If adopted, this proposal would by adopting a new Article Seven G to our Certificate enable the Board, in addition to and not instead of the stockholders, to make, amend or repeal our by-laws under Delaware law. Further, any further amendment or repeal of Article Seven G would require a majority vote of the Board of Directors and the affirmative vote of at least 66 2/3% of all stockholders of the then outstanding shares of capital stock.

The certificates of incorporation of many public companies authorize their boards of directors to adopt, amend or repeal the by-laws. This authority allows the boards of directors of these companies to make changes to and update the by-laws in a quick and flexible manner without requiring stockholder approval. Even with this amendment, the stockholders always have the power to adopt, amend or repeal the by-laws.

By-laws typically provide rules and procedures for managing the business and affairs of the corporation, such as calling and providing notice of meetings of stockholders, quorum and voting requirements, voting and inspection procedures, number and term of directors, nomination procedures for election of persons to the board of directors, filling vacancies on the board and appointment of officers and officers’ duties. From time to time, it may be desirable or necessary to add to or change by-law provisions to reflect changes in our practices or to reflect changes in applicable law. Granting our Board the power to amend our by-laws will allow the Board to effect such change in a more efficient, cost-effective manner without the necessity of incurring the expense and time delay of a stockholder meeting.

Effect of Stockholder Approval

The proposed amendment to Article Seven of our Certificate may have anti-takeover effects. Our current by-laws and our current Certificate contain certain provisions with potential anti-takeover effects. In addition, Delaware law permits adoption of additional measures designed to reduce a corporation’s vulnerability to hostile takeover attempts. Many of these measures or other changes altering the rights of stockholders and powers of management could be implemented in the future by amendment of our by-laws.

This proposal is not the result of the Board’s knowledge of any specific current effort to obtain control of Arotech by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. We are not submitting this proposal to enable us to frustrate any efforts by another party to acquire a controlling interest in us or to seek Board representation.

However, if this proposal is adopted, then our Board could amend, and subsequently adopt without stockholder approval, the by-laws in the future to include, without limitation, any or all of the following provisions: requiring a supermajority vote of the Board and/or the stockholders to amend any by-law provision designed to reduce our vulnerability to hostile takeover attempts, including any amendment of our staggered Board provision; and/or requiring a supermajority vote of the stockholders or directors to increase the size of the Board or fill vacancies on the Board. These types of provisions, if adopted, could have the effect of discouraging or delaying a third party from making a tender offer or otherwise attempting to obtain control of Arotech or remove incumbent management.

Text of the Amendment

If this proposal is approved, Article Seven G of our Certificate will read in its entirety as follows:

“G.  In furtherance and not in limitation of the powers conferred upon the stockholders of the corporation by statute, the Board of Directors is expressly authorized to make, amend and repeal the by-laws of the corporation. Notwithstanding any provision of this Amended and Restated Certificate of Incorporation to the contrary, the approval by a majority vote of the full Board of Directors of the corporation and the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all stockholders of the then outstanding shares of capital stock of the corporation would be entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this Article Seven G.”

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve the proposal allowing the Board to make, amend and repeal by-laws. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

Since this is an amendment to our certificate of incorporation, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

The Board of Directors Unanimously Recommends a Vote FOR the Proposed Amendment
to Article Seven of Our Certificate of Incorporation Enabling
the Board of Directors to Make, Amend and Repeal Our By-Laws.

PROPOSAL NUMBER 4

AMENDING OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO ELECT TO BE GOVERNED BY SECTION 203 OF THE
DELAWARE GENERAL CORPORATION LAW

Background

Our Board has approved and recommended for stockholder approval a proposed amendment to our Certificate revising Article Six to provide that we will be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”). Under Section 203 of the DGCL, certain business combinations with interested stockholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. The proposed amendment to opt into the provisions of Section 203 is not prompted by any specific takeover effort currently perceived by the Board of Directors.

Description of Section 203 of the DGCL

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only) or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 of the DGCL may encourage persons or companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Reasons for Seeking Stockholder Approval

Article Six of our Certificate, as currently in effect, specifically opts out of the provisions of Section 203 of the DGCL. Now, however, our Board of Directors has carefully considered the potential adverse effects of being subject to the provisions of Section 203 described above and has unanimously concluded that any adverse effects of Section 203 are substantially outweighed by the increased protection which the statute will afford our stockholders.

We believe it is in our best interest for Section 203 to apply to it because it will encourage any potential acquirer to negotiate with our Board of Directors and will reduce the likelihood of a hostile takeover. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for us in which all stockholders would not be treated equally. The application of Section 203 to us will confer upon the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a premium for our capital stock or assets over the then-current market price. Section 203 may also discourage potential acquirers that are unwilling to comply with its provisions. Section 203 should not interfere with any merger or business combination approved by the Board of Directors. A substantial number of public companies are governed by Section 203 of the DGCL, and we believe that such election is consistent with good principles of corporate governance and is appropriate for widely-held public companies incorporated in Delaware that do not have a controlling stockholder.

Effect of Stockholder Approval

Upon approval of the proposal to amend our Certificate in accordance with Section 203(b) of the DGCL, “business combinations” with “interested stockholders” after the amendment becomes effective will be conditioned upon satisfaction of the provisions of Section 203 of the DGCL.

The provisions of Section 203 are designed to discourage or make more difficult a takeover or acquisition of control by interested stockholders without obtaining the consent of our Board of Directors and our stockholders. This provision, however, also could deprive stockholders of possible opportunities to realize a premium for their shares and reduce the risk to management that it might be displaced by a takeover.

Any amendment, alteration or repeal of proposed Article Six after it is adopted by our stockholders will require the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all issued and outstanding shares of our voting stock, voting together as a single class.

Text of the Amendment

If this proposal is approved, Article Six of our Certificate will be deleted in its entirely and a new Article Six will be added to our Certificate as follows:

“SIX: The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware. Any amendment, alteration or repeal of this Article Six will require the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all issued and outstanding shares of the corporation’s voting stock, voting together as a single class.”

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve the proposal amending our Certificate to provide that we will be governed by Section 203 of the DGCL. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

Since this is an amendment to our certificate of incorporation, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

The Board of Directors Unanimously Recommends a Vote FOR
Amending Our Certificate of Incorporation to
Elect to be Governed by Section 203 of the
Delaware General Corporation Law.

PROPOSAL NUMBER 5

APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN AND
RATIFICATION OF CERTAIN PREVIOUS GRANTS OF RESTRICTED STOCK

General

The Board of Directors has adopted the 2009 Equity Incentive Plan (the “2009 Plan”), subject to its approval by our stockholders.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2009 Plan increase our ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, help us to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the 2009 Plan is essential to our continued success. In particular, the Board believes that our employees are our most valuable assets and that the awards permitted under the 2009 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Additionally, our current equity compensation plans for employees have all either expired or have no more shares reserved for issuance under them, making it imperative that we adopt a new plan. As part of this proposal, we are asking stockholders to ratify certain previous grants of restricted stock that were made to certain management-level officers and employees in 2006 and 2007 for a total of 2,412,740 shares of restricted common stock, as explained in further detail below. Ratification of these grants as proposed will result in bringing them under the 2009 Plan.

Purpose of the 2009 Plan

The 2009 Plan will allow us to make broad-based grants of stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to employees, non-employee directors and consultants as key elements of compensation. The 2009 Plan will be administered by a committee appointed by the Board, in accordance with the provisions contained in the 2009 Plan.

Description of the Equity Incentive Plan

The following description of the principal terms of the 2009 Plan is a summary and is qualified in its entirety by the full text of the 2009 Plan, which is attached as Appendix B hereto.

Administration. The 2009 Plan provides that it may be administered by the Board of Directors or by one or more committees appointed by the Board of Directors (as the case may be, the “Administrator”). The Board has appointed the Compensation Committee to administer the 2009 Plan.

The 2009 Plan was adopted by the Board, subject to stockholder approval, on April 20, 2009 and has a term of ten years measured from the date of stockholder approval. Accordingly, no grants may be made under the 2009 after the ten-year anniversary of the date of stockholder approval, but the 2009 Plan will continue thereafter while previously granted options, rights and awards remain subject to the 2009 Plan.

Types of Options and other Awards. The 2009 Plan authorizes the Administrator to grant options (“Options”) that are Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Nonstatutory Stock Options or a combination of both. In addition, the 2009 Plan authorizes the Administrator to grant Stock Appreciation Rights (“SARs”), and Restricted and Unrestricted Stock Awards (“Awards”).

Eligibility. All our and our affiliates’ officers, employees and consultants are eligible to receive Options, SARs, and Awards under the 2009 Plan (approximately 450 persons as of March 31, 2009). An employee who also serves as a director is eligible to receive Options, SARs and Awards under the 2009 Plan. Grants of Options, SARs, and Awards under the 2009 Plan are discretionary, and we are, except to the extent indicated below with respect to ratification of previous grants, unable, at the present time, to determine the identity or number of directors, officers and other employees who may be granted Options, SARs, and Awards under the 2009 Plan in the future.

Shares Subject to the 2009 Plan. Subject to adjustments set forth in the 2009 Plan, the aggregate number of shares of common stock available for issuance in connection with all Options, SARs, and Awards granted to employees and consultants under the 2009 Plan will be 5,000,000, in each case subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2009 Plan with respect to all of those shares.

If any Option, SAR or Award granted under the 2009 Plan terminates without having been exercised in full or if any Award is forfeited, the number of shares of common stock as to which such Option or SAR was not exercised or Award has been forfeited shall be available for future grants within certain limits under the 2009 Plan. No employee, director or consultant may receive Options or SARs relating to more than 1,000,000 shares of common stock in the aggregate in any year.

Terms and Conditions of Options. The Administrator determines the exercise price of Options granted under the 2009 Plan. The exercise price of Options may not be less than the fair market value, on the date of grant, per share of common stock issuable upon exercise of the Option (or 110% of fair market value in the case of Incentive Stock Options granted to a ten-percent stockholder

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method. On April 16, 2009, the closing sale price of a share of common stock on the Nasdaq Global Market was $0.73.

No option may be exercisable for more than ten years (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder) from the date of grant. Options issued under the 2009 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive Incentive Stock Options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Administrator also is authorized to establish a cashless exercise program.

No Option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an Option may be exercised only by the recipient. Unless otherwise provided by the Administrator, Options that are exercisable at the time of a recipient’s termination of service with us will continue to be exercisable for three months, unless the optionee terminates employment or service with us due to death, disability or retirement in which case the Option will be exercisable for a period of one year, or for cause, in which case the Option will cease to be exercisable upon termination.

Stock Awards. The Administrator also may grant an Award of restricted stock, restricted stock units (“Restricted Stock Units”) or unrestricted stock to any eligible employee, consultant or director. Under a restricted stock Award, shares of common stock that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. Shares of common stock subject to a restricted stock Award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Administrator, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a Restricted Stock Unit Award, Restricted Stock Units that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. To the extent that the Award of Restricted Stock Units vests, the recipient shall become entitled to receive a number of shares of common stock equal to the number of Restricted Stock Units that became vested. Restricted Stock Units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient’s lifetime may be exercised only by the recipient. Prior to the delivery of shares of common stock with respect to an Award of Restricted Stock Units, the recipient shall have no rights as a shareholder of the Company.

Unrestricted stock Awards are grants of shares of common stock that are not subject to forfeiture.

To the extent that the Administrator grants Awards that are subject to the satisfaction of performance goals specified by the Administrator (“Performance Awards”), the Administrator shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Administrator will have discretion to make adjustments to a Performance Award in certain circumstances, such as when a person is promoted into a position of eligibility for a Performance Award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Administrator. The Administrator may also increase or decrease an Award to any individual, except that, an Award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. The Administrator will certify the degree of attainment of performance goals after the end of each year.

If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to us as a whole, or to an individual recipient, or to a department, unit, division or function within our company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Administrator deems appropriate and, if the Administrator so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g)

return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Stock Appreciation Rights. An SAR may be granted by the Administrator either alone, or in tandem with, Options or other Awards under the 2009 Plan. An SAR shall relate to such number of shares of common stock as the Administrator determines. Each SAR will have an exercise period determined by the Administrator not to exceed ten years from the date of grant. Upon exercise of an SAR, the holder will receive a number of shares of common stock equal to (i) the number of shares for which the SAR is exercised times the appreciation in the fair market value of a share of common stock between the date the SAR was granted and its date of exercise; divided by (ii) the fair market value of a share of common stock on the date that the SAR is exercised.

Effect of Certain Corporate Transactions. In the event that we liquidate or dissolve, to the extent not previously exercised or settled, and unless otherwise determined by the Administrator, Options and SARs shall terminate immediately prior to the liquidation or dissolution. In the event that we merge or consolidate with another corporation, or if we sell substantially all of our assets (any of the foregoing, a “Corporate Transaction”), then except as otherwise provided in the applicable grant agreement, each Option or SAR will either be assumed or substituted by the successor corporation. If the successor corporation refuses to assume the Options and/or SARs, the Options and/or SARs will become fully vested and exercisable for a specified period, and then terminate. In the event of a Corporate Transaction in which the successor corporation does not assume or substitute each outstanding Award, unless otherwise provided in the Award agreement, all vesting periods and conditions under the Award will be deemed to be satisfied.

Amendment, Termination. The 2009 Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if such approval is required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable law, and no amendment or revision may alter or impair an outstanding Option, SAR or Award without the consent of the holder thereof.

Federal Income Consequences

Following is a summary of the federal income tax consequences of Option and other grants under the 2009 Plan. Optionees and recipients of SARs and/or Awards granted under the 2009 Plan are advised to consult their personal tax advisors before exercising an Option, SAR or Award or disposing of any stock received pursuant to the exercise of an Option, SAR or Award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

Treatment of Options

The Code treats Incentive Stock Options and Nonstatutory Stock Options differently. However, as to both types of Options, no income will be recognized to the optionee at the time of the grant of the options under the 2009 Plan, nor will we be entitled to a tax deduction at that time.

Generally, upon exercise of a Nonstatutory Stock Option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a Nonstatutory Stock Option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an Incentive Stock Option and the tender is within two years from the date of grant or one year after the date of exercise of the Incentive Stock Option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the Incentive Stock Option.

For Incentive Stock Options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an Incentive Stock Option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an Incentive Stock Option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Generally, options granted with a per share exercise price no less than 100% of the fair market value of the common stock as of the date of grant are not subject to “additional taxes” under Code Section 409A. However, options with a lower exercise price may be subject to Code Section 409A, and the re-

cipients of such options may become subject to a 20% “additional tax” that may be imposed as of the date of grant, whether or not the option is exercised. Recipients of options with an exercise price less than 100% of the fair market value of the common stock as of the date of grant are urged to consult with their personal tax or legal advisor.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock Award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock Award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of a Restricted Stock Unit Award will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of the common stock issued at that time, and the Company will be entitled to a corresponding deduction. The recipient of a Restricted Stock Unit Award will not be permitted to make a Section 83(b) Election with respect to such Award.

The recipient of an Unrestricted Stock Award will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at the time the Award is made.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time. Upon exercise of the SAR, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at that time.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Options granted in the future under the 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

We, as and when appropriate, shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an Award of shares of common stock to pay any federal, state or local taxes required by law to be withheld, or in the case of stock Awards to issue stock net of tax withholding.

Section 409A

Section 409A of the Code provides certain requirements with respect to non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A generally requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature may be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Ratification of Certain Previous Restricted Stock Grants

This proposal also seeks ratification of certain previous grants of restricted stock (“Previous Grants”) that were made to certain management-level officers and employees for a total of 2,412,740 shares of restricted common stock. Ratification of these grants as proposed will result in bringing them under the 2009 Plan. If this proposal is approved, we will issue new restricted stock grant agreements to the recipients in place of the existing agreements on substantially similar vesting and other terms as the existing agreements, and such grants will be subject to the 2009 Plan. As a result, the number of shares reserved for issuance under the 2009 Plan will be reduced by the number granted (2,412,740).

The following table identifies by name those of our executive officers who are recipients of Previous Grants and as a group all non-executive officers who were recipients of Previous Grants, as well as indicating the aggregate number of shares granted to each recipient These grants are generally subject to forfeiture to the extent (i) the recipient’s service is terminated prior to the grant becoming vested and exercisable and/or (ii) the recipient fails to satisfy certain performance goals established by the Compensation Committee of the Board of Directors.

Name	Aggregate Number of Shares
Robert S. Ehrlich	848,767(1)
Steven Esses	633,973(2)
Thomas J. Paup	150,000
All non-executive officers as a group	420,000
TOTAL	2,412,740
(1)
On April 19, 2009, we agreed with our Chairman and Chief Executive Officer, Mr. Robert S. Ehrlich, to modify Mr. Ehrlich’s employment agreement. Under the terms of Mr. Ehrlich’s employment agreement, we were obligated to pre-fund Mr. Ehrlich’s severance into a trust, in cash. Mr. Ehrlich has in the past waived this obligation. By agreement with Mr. Ehrlich, we funded $240,000 of Mr. Ehrlich’s severance package in shares of our stock rather than in cash, to be held in a trust until such time as Mr. Ehrlich shall be entitled to payment of his severance package. Based on the closing price of our stock ($0.73) on the Nasdaq Stock Market on April 17, 2009 (the date on which our Board of Directors and Mr. Ehrlich agreed to this arrangement), it was agreed that a total of 328,767 shares would be issued and given over to the trust, to remain there until such time as Mr. Ehrlich shall be entitled to his severance package pursuant to the terms of his employment agreement. The economic risk of gain or loss on these shares is to be borne by Mr. Ehrlich. Should Mr. Ehrlich leave our employ under circumstances in which he is not entitled to his severance package (primarily, termination for Cause as defined in his employment agreement), these shares would be returned to us for cancelation.

(2)
On April 19, 2009, we agreed with our President and Chief Operating Officer, Mr. Steven Esses, to modify Mr. Esses’s employment agreement. Under the terms of Mr. Esses’s employment agreement, we were obligated to pre-fund Mr. Esses’s severance into a trust, in cash. Mr. Esses has in the past waived this obligation. By agreement with Mr. Esses, we funded $200,000 of Mr. Esses’s severance package in shares of our stock rather than in cash, to be held in a trust until such time as Mr. Esses shall be entitled to payment of his severance package. Based on the closing price of our stock ($0.73) on the Nasdaq Stock Market on April 17, 2009 (the date on which our Board of Directors and Mr. Esses agreed to this arrangement), it was agreed that a total of 273,973 shares would be issued and given over to the trust, to remain there until such time as Mr. Esses shall be entitled to his severance package pursuant to the terms of his employment agreement. The economic risk of gain or loss on these shares is to be borne by Mr. Esses. Should Mr. Esses leave our employ under circumstances in which he is not entitled to his severance package (primarily, termination for Cause as defined in his employment agreement), these shares would be returned to us for cancelation.

Effect of a Failure to Obtain Stockholder Approval

If this proposal is not approved, we will have little if any ability to grant equity incentive awards to employees or consultants, as our current equity compensation plans for employees have all either expired or have no more shares reserved for issuance under them. In addition, if this proposal is not approved, the previous grants of restricted stock disclosed in the table above will not be ratified, and we will ask the recipients of these grants to agree to cancel these grants. Cancellation of the grants, if agreed to by the recipients, may have accounting, tax and/or other consequences to us and tax consequences to the recipients.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR
Adoption of the 2009 Equity Compensation Plan.

CORPORATE GOVERNANCE

We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

In the fiscal year ending December 31, 2008, the Board held seven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.

As of January 1, 2009, members of the Board of Directors satisfied the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our non-management directors meet regularly in executive session separate from management.

It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2008 annual meeting of stockholders.

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive and Finance Committee. The current composition of the various committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Edward J. Borey Elliot Sloyer	Jay M. Eastman Michael E. Marrus Elliot Sloyer	Michael E. Marrus Jay M. Eastman Seymour Jones	Robert S. Ehrlich Steven Esses Elliot Sloyer Michael E. Marrus

Audit Committee

Created in December 1993, the purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors.

The Audit Committee consists of Prof. Jones (Chair) and Messrs. Borey and Sloyer. Each member of the Audit Committee is an “independent director,” as that term is defined in Rule 4200(a)(15) of the listing standards and Marketplace Rules of the National Association of Securities Dealers (the “NASD”) and the SEC’s Rule 10A-3. All Audit Committee members possess the required level of financial literacy. Prof. Jones has been designated as the “Audit Committee’s Financial Expert.” The Audit Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html. Additionally, in compliance with SEC rules we are required to append a copy of the Audit Committee Charter to our proxy statement at least once every three years. We last sent a copy of our charter to our stockholders in our 2006 proxy statement. We have accordingly attached a copy of our Audit Committee Charter as Appendix B hereto.

The Audit Committee held four meetings during the fiscal year ending December 31, 2008.

Compensation Committee

The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

The Compensation Committee consists of Dr. Eastman (Chair) and Messrs. Marrus and Sloyer. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards. The Compensation Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Compensation Committee maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and grants of restricted stock. Our Chief Executive Officer, Robert S. Ehrlich, our Chief Operating Officer, Mr. Steven Esses, and our Chief Financial Officer, Mr. Thomas J. Paup, are all parties to employment agreements with us. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years. Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as stock options and restricted stock, have a value that is dependent upon our stock price at the time of award and going forward. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years.

The Compensation Committee performs an annual review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies.

Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, Inc., a well-known consulting firm specializing in executive officer compensation, as well as preliminary discussion with our Chairman and Chief Executive Officer prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chairman and Chief Executive Officer.

The Compensation Committee held two meetings during the fiscal year ending December 31, 2008.

Nominating Committee

The Nominating Committee, created in February 2003, identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech’s Secretary will be brought to the attention of the Nominating Committee.

The Nominating Committee consists of Mr. Marrus (Chair), Dr. Eastman and Prof. Jones. Each member of the Nominating Committee is an independent director as that term is defined in the NASD list-

ing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee’s charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Nominating Committee held one meeting during the fiscal year ending December 31, 2008.

Policies Regarding Director Qualifications

The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:

a.      Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.

b.      High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

c.      Highly accomplished in their respective field, with superior credentials and recognition.

d.      Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.

e.      Demonstrated business acumen and creative/strategic thinking ability.

f.      Personal Characteristics:

➢
Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

➢	Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

➢	Willingness to apply sound and independent business judgment, enriching management and Board proposals or challenging them constructively as appropriate.

➢
Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

➢	Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

➢	Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.

In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual’s availability to perform thoroughly his or her duties as an Arotech director.

The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board’s membership.

From time to time, the particular capabilities needed to round out the total Board’s portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.

Policies Regarding Director Nominations

The Board’s Nominating Committee is responsible for the Board of Director’s nomination process. New candidates for the Board of Directors may be identified by existing directors, a third party search firm (paid for its professional services) or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were identified. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

➢	The name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

➢
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Arotech and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to Arotech’s Secretary at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and must be received by Arotech’s Secretary not less than 120 days prior to the anniversary date of our most recent proxy statement in connection with our previous year’s annual meeting of stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accom-

plishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Executive and Finance Committee

The Executive and Finance Committee, created in August 2001, exercises the powers of the Board during the intervals between meetings of the Board, in the management of our property, business and affairs (except with respect to certain extraordinary transactions).

The Executive and Finance Committee consists of Messrs. Ehrlich (Chair), Esses, Marrus and Sloyer.

The Executive and Finance Committee met once during the fiscal year ending December 31, 2008.

COMPENSATION AND OTHER MATTERS

Director Compensation

Non-employee members of our Board of Directors are paid a cash retainer of $7,000 (plus expenses) per quarter, plus $500 per quarter for each committee on which such outside directors serve. The Chairman of the Audit Committee receives an additional retainer of $1,500 per quarter, and the Chairman of the Compensation Committee receives an additional retainer of $1,000 per quarter. No per-meeting fees are paid. In addition, we have adopted a Non-Employee Director Equity Compensation Plan, pursuant to which non-employee directors receive an initial grant of a number of restricted shares having a fair market value on the date of grant equal to $25,000 upon their election as a director, and an annual grant on March 31 of each year of a number of restricted shares having a fair market value on the date of grant equal to $15,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director resigns from the Board prior to such vesting. Restrictions lapse automatically in the event of a director being removed for service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving us, our liquidation or dissolution, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then-outstanding common stock.

The following table shows the compensation earned or received by each of our non-officer directors for the year ended December 31, 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Total ($)
Dr. Jay M. Eastman	$32,000	$15,000	(2)	$47,000
Edward J. Borey	$32,000	$15,000	(3)	$47,000
Seymour Jones	$36,000	$15,000	(4)	$51,000
Elliot Sloyer	$32,000	$25,000	(5)	$57,000
Michael E. Marrus	$32,000	$25,000	(6)	$57,000
Jack Rosenfeld(7)	$30,000	$15,000		$45,000
Lawrence M. Miller(7)	$30,000	$15,000		$45,000
(1)	This column reflects the compensation cost for the year ended December 31, 2008 of each director’s restricted stock, calculated in accordance with SFAS 123R.
(2)	As of December 31, 2008, Dr. Eastman held 8,785 restricted shares of our common stock.
(3)	As of December 31, 2008, Mr. Borey held 8,785 restricted shares of our common stock.
(4)	As of December 31, 2008, Prof. Jones held 8,785 restricted shares of our common stock.

(5)	As of December 31, 2008, Mr. Sloyer held 10,978 restricted shares of our common stock.
(6)	As of December 31, 2008, Mr. Marrus held 10,978 restricted shares of our common stock.
(7)	This individual retired as a director as of October 27, 2008.

Executive Officer Compensation

The following table, which should be read in conjunction with the explanations provided above, shows the compensation that we paid (or accrued) to our executive officers during the fiscal years ended December 31, 2008 and 2007:
SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(2) ($)	All Other Compensation ($)		Total ($)
Robert S. Ehrlich Chairman, Chief Executive Officer and a director	2008	$400,000		$90,000		$–	$518,017	(3)	$1,008,017
	2007	$400,000		$175,000		$753,783	$241,411	(4)	$1,570,194
Thomas J. Paup Vice President – Finance and Chief Financial Officer	2008	$160,000		$48,000		$–	$6,188	(5)	$214,188
	2007	$143,100		$71,550		$138,067	$2,908	(5)	$355,625
Steven Esses President, Chief Operating Officer and a director	2008	$167,352	(6)	$75,000		$–	$136,588	(7)	$378,940
	2007	$72,816	(8)	$138,520	(9)	$259,891	$106,528	(10)	$577,755

(1)
We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual, except that certain items are pursuant to corporate policy paid at a set exchange rate that may be higher than the actual exchange rate on the date of payment. The difference, which was a positive number in 2007 and 2008, has been reported under “All Other Compensation,” above.

(2)
Reflects the value of restricted stock awards granted to our executive officers based on the compensation cost of the award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which we refer to as SFAS 123R, but excluding any impact of assumed forfeiture rates. See Note 2.p. of the Notes to Consolidated Financial Statements in our Annual Report to Stockholders. The number of shares of restricted stock received by our executive officers pursuant to such awards in 2007, vesting in equal amounts over three years (one-half based on tenure and performance criteria and one-half based only on tenure), was as follows: Mr. Ehrlich, 240,000; Mr. Paup, 43,125; Mr. Esses, 120,000. The number of shares of restricted stock received by our executive officers pursuant to such awards in 2006, vesting one-quarter immediately and the remaining three-quarters in equal amounts over three years (one-half based on tenure and performance criteria and one-half based only on tenure), was as follows: Mr. Ehrlich, 200,000; Mr. Paup, 53,125; Mr. Esses, 100,000.

(3)
Of this amount, $82,802 represents payments to Israeli pension and education funds; $30,192 represents our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $176,442 represents the effect of exchange rate differences on salary and bonus payments; and $131,771 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(4)
Of this amount, $69,137 represents payments to Israeli pension and education funds; $13,289 represents our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $44,047 represents the increase of the accrual for vacation days redeemable by Mr. Ehrlich; and $29,859 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(5)	Represents the increase in our accrual for Mr. Paup for accrued but unused vacation days.
(6)
Does not include $153,668 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(7)
Of this amount, $29,671 represents payments to Israeli pension and education funds; $42,701 represents the effect of exchange rate differences on salary and bonus payments; and $(21,158) represents the decrease of our accrual for severance pay that would be payable to Mr. Esses if we were to terminate his employment.

(8)
Does not include $219,354 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(9)
Does not include $24,756 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(10)
Of this amount, $15,744 represents payments to Israeli pension and education funds; and $4,177 represents the increase of our accrual for severance pay that would be payable to Mr. Esses if we were to terminate his employment.

Executive Loans

In 1999, 2000 and 2002, we extended certain loans to our Named Executive Officers. These loans are summarized in the following table, and are further described under “Certain Relationships and Related Transactions – Officer Loans,” below.

Name of Borrower	Date of Loan	Original Principal Amount of Loan	Amount Outstanding as of 12/31/08	Terms of Loan
Robert S. Ehrlich	12/28/99	$ 167,975	$ 201,570	Ten-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.
Robert S. Ehrlich	02/09/00	$ 789,991	$ 818,357	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.
Robert S. Ehrlich	06/10/02	$ 36,500	$ 46,593	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.

Plan-Based Awards

Grants of Stock Options

We did not grant any stock options to our executive officers during 2008.

Grants of Restricted Stock

We did not grant any restricted stock to our executive officers during 2008.

Stock Option Exercises and Vesting of Restricted Stock Awards

Our executive officers did not exercise any stock options during 2008. The following table presents awards of restricted stock that vested during the year ended December 31, 2008.

STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Robert S. Ehrlich	106,667	$43,733
Thomas J. Paup	45,000	$18,450
Steven Esses	21,459	$8,798

(1)
Reflects the aggregate market value of the shares of restricted stock determined based on a per share price of $0.41, the closing price of our common stock on the Nasdaq Global Market on December 31, 2008, which was the last trading day of 2008.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information for our executive officers with respect to option and restricted stock values at the end of the fiscal year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(2) ($)	Equity Incentive Plan Awards
							Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested(2) ($)
	Exercisable	Unexercisable
Robert S. Ehrlich	5,178	0	$ 5.46	12/31/11	106,666	$ 43,733	80,000	$ 32,800
	4,687	0	$ 5.46	04/01/12
	1,116	0	$ 5.46	07/01/12
	4,687	0	$ 5.46	10/01/12
	6,294	0	$ 5.46	01/01/13
Thomas J. Paup	–	–	–	–	32,291	$ 13,239	42,916	$ 17,596
Steven Esses	714	0	$ 8.54	12/31/12	120,000	$ 49,200	90,000	$ 36,900
	1,785	0	$ 11.62	07/22/12

(1)	All options in the table are vested.
(2)
Reflects the aggregate market value of the shares of restricted stock determined based on a per share price of $0.41, the closing price of our common stock on the Nasdaq Global Market on December 31, 2008, which was the last trading day of 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	951,564	$6.28	None(2)

(1)
For a description of the material features of grants of options and warrants other than options granted under our employee stock option plans, see Note 13.c. of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

(2)
 All of the plans are currently over-subscribed. The shares that have been issued in excess of the plans are proposed to be included in the new equity compen- sation plan that is being voted on at this annual meeting of stockholders.

Employment Contracts

Robert S. Ehrlich

Mr. Ehrlich is party to an employment agreement with us executed in April 2007. The term of this employment agreement as extended expires on December 31, 2011.

The employment agreement provides for a base salary of $33,333 per month, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Mr. Ehrlich has waived this adjustment for 2008 and 2009. Additionally, the board may at its discretion raise Mr. Ehrlich’s base salary. The employment agreement also grants Mr. Ehrlich a retention bonus in the amount of 200,000 shares of restricted stock, vesting one-third on each of December 31, 2007, 2008 and 2009.

The employment agreement provides that we will pay an annual bonus, on a sliding scale, in an amount equal to 35% of Mr. Ehrlich’s annual base salary then in effect if the results we actually attain for the year in question are 90% or more of the amount we budgeted at the beginning of the year, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. For 2008, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined 50% on the achievement of set budgetary forecast targets for revenue growth and 50% on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment. We did not achieve the targets set by the Compensation Committee for 2008, and accordingly the incentive bonus for 2008 was not paid. New targets will be chosen for 2009 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contains confidentiality and non-competition covenants. Pursuant to the employment agreement, we granted Mr. Ehrlich demand and “piggyback” registration rights covering shares of our common stock held by him.

We can terminate Mr. Ehrlich’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Ehrlich may terminate his agreement for any reason upon 120 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation and benefits (including under most circumstances Israeli statutory severance, described above), and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason and without giving us 120 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated and severance pay in the amount of up to $1,625,400, except that in the event of termination by Mr. Ehrlich on 120 days’ prior notice, the severance pay will be only that amount that has vested (meaning that it had been scheduled to have been deposited in trust as described in the next paragraph). Furthermore, in respect of any termination by us other than termination for Cause or termination of the agreement due to Mr. Ehrlich’s death or disability, or by Mr. Ehrlich other than for Good Reason, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

A table describing the payments that would have been due to Mr. Ehrlich under his employment agreement had Mr. Ehrlich’s employment with us been terminated at the end of 2008 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Robert S. Ehrlich,” below.

Pursuant to the terms of our employment agreement Mr. Ehrlich, funds to secure payment of Mr. Ehrlich’s contractual severance are to be deposited into accounts for his benefit, with payments to be made pursuant to an agreed-upon schedule. As of December 31, 2008, a total of $587,905 had been deposited into accounts with two capital management funds. These accounts are in our name and continue to be owned by us, and we benefit from all gains and bear the risk of all losses resulting from deposits of these funds.

Steven Esses

Mr. Esses is party to an employment agreement with our Electric Fuel Ltd. subsidiary and guaranteed by us executed in April 2008, effective as of January 1, 2008. The term of this employment agreement as extended expires on December 31, 2011.

The employment agreement provides for a base salary of NIS 53,023.50 per month (approximately $13,787 at the rate of exchange in effect on January 1, 2008), with an automatic annual 6% increase to adjust for inflation. Mr. Esses waived his inflation adjustment for 2008. Additionally, the board may at its discretion raise Mr. Esses’s base salary. The agreement also provides for a stock retention bonus of 200,000 shares of restricted stock, vesting (i) 25,000 shares on December 31, 2008, 25,000 shares on December 31, 2009, and 25,000 shares on December 31, 2010, with each such vesting being contingent solely on Mr. Esses being employed by us on the scheduled vesting date, (ii) 25,000 shares on December 31, 2008, 25,000 shares on December 31, 2009, and 25,000 shares on December 31, 2010, with each such vesting being contingent on Mr. Esses being employed by us on the scheduled vesting date and on performance criteria to be established by the Compensation Committee of our Board of Directors, and (iii) 50,000 shares on January 1, 2011, with such vesting being contingent upon Mr. Esses succeeding to the position of Chief Executive Officer by such date. We did not achieve the targets set by the Compensation Committee for 2008, and accordingly the 25,000 performance shares for 2008 were not vested. The agreement further provides for a cash retention bonus of NIS 900,000 (approximately $234,000 at the rate of exchange in effect on January 1, 2008).

The employment agreement provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Esses’s annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. For 2008, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined 50% on the achievement of set budgetary forecast targets for revenue growth and 50% on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment. We did not achieve the targets set by the Compensation Committee for 2008, and accordingly the incentive bonus for 2008 was not paid. New targets will be chosen for 2009 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Esses demand and “piggyback” registration rights covering shares of our common stock held by him.

We can terminate Mr. Esses’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving us 150 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated (in an amount of not less than 20% of base salary) and severance pay, as follows: (A) before the end of the first year of the agreement, a total of (i) $30,400 plus (ii) eighteen (18) times monthly salary; (B) before the end of the second year of the agreement, a total of (i) $56,000 plus (ii) twenty (20) times monthly salary; (C) before the end of the third year of the agreement, a total of (i) $81,600 plus (ii) twenty-two (22) times monthly salary; or (D) at or after the end of the third year of the agreement, a total of (i) $107,200 plus (ii) twenty-four (24) times monthly salary. In all of the above cases, “base salary” and “monthly salary” mean what Mr. Esses’s salary would have been had he not waived his inflation adjustment. Furthermore, Mr. Esses will receive, in respect of all benefits, an additional sum in the amount of (i) $75,000, in the case of termination due to disability, Good Reason, death, or non-renewal, or (ii) $150,000, in the case of termination due to early retirement, retirement, change of control or change of location. Additionally, in respect of any termination due to a change of control or a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

A table describing the payments that would have been due to Mr. Esses under his employment agreement had Mr. Esses’s employment with us been terminated at the end of 2008 under various circum-

stances appears under “Potential Payments and Benefits upon Termination of Employment – Steven Esses,” below.

Pursuant to the terms of our employment agreement Mr. Esses, funds to secure payment of Mr. Esses’s contractual severance are to be deposited into accounts for his benefit, with payments to be made pursuant to an agreed-upon schedule. As of December 31, 2008, a total of $100,000 had been deposited into accounts with two capital management funds. These accounts are in our name and continue to be owned by us, and we benefit from all gains and bear the risk of all losses resulting from deposits of these funds.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

Thomas J. Paup

Mr. Paup is party to an amended and restated employment agreement with us executed in April 2008, effective as of January 1, 2008, having a term running until December 31, 2011. Under the terms of his employment agreement, Mr. Paup is entitled to receive a base salary of $160,000 per annum, with increases of 6% per year thereafter to take account of inflation, and will be eligible for a bonus with a target equal to between 20% and 50% of the base salary. Mr. Paup waived his inflation adjustment for 2008. The actual bonus payout shall be determined based upon the Company’s achievement level against financial and performance objectives determined by the Compensation Committee of our Board of Directors. We did not achieve the targets set by the Compensation Committee for 2008, and accordingly the incentive bonus for 2008 was not paid. New targets will be chosen for 2009 based upon future budgetary forecasts. The agreement also provides for a stock retention bonus of 65,000 shares of restricted stock, vesting (i) 10,834 shares on December 31, 2008, 10,833 shares on December 31, 2009, and 10,833 shares on December 31, 2010, with each such vesting being contingent solely on Mr. Paup being employed by us on the scheduled vesting date, and (ii) 10,834 shares on December 31, 2008, 10,833 shares on December 31, 2009, and 10,833 shares on December 31, 2010, with each such vesting being contingent on Mr. Paup being employed by us on the scheduled vesting date and on performance criteria to be established by the Compensation Committee of our Board of Directors. We did not achieve the targets set by the Compensation Committee for 2008, and accordingly the 10,834 performance shares for 2008 were not vested. Mr. Paup’s employment agreement provides that if we terminate his agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct), we must pay Mr. Paup severance in an amount of four times his monthly salary plus an additional two months’ salary for every year worked during the term of his agreement, with the maximum severance payable of one year’s salary; these payments are doubled in the event of termination by reason of a change of control. In all of the above cases, “monthly salary” mean what Mr. Paup’s salary would have been had he not waived his inflation adjustment. Additionally, in respect of any termination due to a change of control, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

Others

Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual’s employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company’s right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee’s tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee’s rights to compete against us or work for an enterprise which competes against us. Such provisions remain in force for a period of two years after the employee has left our service.

Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month’s salary for each year of service, pro rata for partial years of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements. See Note 2.r. of the Notes to the Consolidated Financial Statements contained in our Annual Report to Stockholders.

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by certain of our executive officers if their employment had terminated on December 31, 2008 (the last business day of the fiscal year).

For a narrative description of the severance and change in control arrangements in the employment contracts of Messrs. Ehrlich, Esses and Paup, see “– Employment Contracts,” above. Each of Messrs. Ehrlich and Esses will be eligible to receive severance payments in excess of accrued but unpaid items only if he signs a general release of claims.

Robert S. Ehrlich

The following table describes the potential payments and benefits upon employment termination for Robert S. Ehrlich, our Chairman and Chief Executive Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2008 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

ROBERT S. EHRLICH
Payments and Benefits	Death or Disability(1)	Cause(2)	Good Reason(3)	Change of Control(4)	Termination at Will(5)	Other Employee Termination(6)
Accrued but unpaid:
Base salary	$33,333	$33,333	$33,333	$33,333	$33,333	$33,333
Vacation	77,340	77,340	77,340	77,340	77,340	77,340
Recuperation pay(7)	363	363	363	363	363	363
Benefits:
Manager’s insurance(8)	5,277	5,277	5,277	5,277	5,277	5,277
Continuing education fund(9)	2,500	2,500	2,500	2,500	2,500	2,500
Tax gross-up on automobile	1,167	–	1,167	1,167	1,167	–
Contractual severance	1,625,400	–	1,625,400	1,625,400	1,625,400	–
Statutory severance(10)	715,388	–	715,388	715,388	715,388	–
Accelerated vesting of restricted stock	168,800	–	168,800	168,800	–	–
TOTAL:	$2,629,568	$118,813	$2,629,568	$2,629,568	$2,460,768	$118,813

(1)
“Disability” is defined in Mr. Ehrlich’s employment agreement as a physical or mental infirmity which impairs the Mr. Ehrlich’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Ehrlich’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Board of Directors, provided that such directive concerned matters within the scope of Mr. Ehrlich’s duties, would not give Mr. Ehrlich “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(3)
“Good Reason” is defined in Mr. Ehrlich’s employment agreement as (i) a change in Mr. Ehrlich’s status, title, position or responsibilities which, in Mr. Ehrlich’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto; (ii) a reduction in Mr. Ehrlich’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Ehrlich is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Ehrlich’s employment agreement; (vi) any purported termination of Mr. Ehrlich’s employment for cause by us which does not comply with the terms of Mr. Ehrlich’s employment agreement; and (vii) any movement of the location where Mr. Ehrlich is generally to render his services to us from the Jerusalem/Tel Aviv area of Israel.

(4)
“Change of Control” is defined in Mr. Ehrlich’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 20% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(5)
“Termination at Will” is defined in Mr. Ehrlich’s employment agreement as Mr. Ehrlich terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

(6)	“Other Employee Termination” means a termination by Mr. Ehrlich of his employment without giving us the advance notice of 120 days needed to make such a termination qualify as a “Termination at Will.”
(7)	Pursuant to Israeli law and our customary practice, we pay Mr. Ehrlich in July of each year the equivalent of ten days’ “recuperation pay” at the statutory rate of NIS 318 (approximately $86) per day.
(8)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2008, which funds are reflected in the table under the “Statutory severance” heading.

(9)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Ehrlich’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2008, the ceiling then in effect was NIS 15,712 (approximately $4,133). In Mr. Ehrlich’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Ehrlich for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(10)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

Steven Esses

The following table describes the potential payments and benefits upon employment termination for Steven Esses, our President and Chief Operating Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2008 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

STEVEN ESSES
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Change of Location(6)	Retirement(7)	Early Retirement(8)	Other Employee Termination(9)
Accrued but unpaid(10):
Base salary	$13,946	$13,946	13,946	$13,946	$13,946	$13,946	$13,946	$13,946	$13,946
Vacation	64,721	64,721	64,721	64,721	64,721	64,721	64,721	64,721	64,721
Sick leave(11)	17,455	17,455	–	17,455	17,455	17,455	17,455	17,455	–
Recuperation pay(12)	254	254	254	254	254	254	254	254	254
Benefits:
Manager’s insurance(13)	2,209	2,209	2,209	2,209	2,209	2,209	2,209	2,209	2,209
Continuing education fund(14)	1,415	1,415	1,415	1,415	1,415	1,415	1,415	1,415	1,415
Tax gross-up on automobile	1,167	1,167	–	1,167	1,167	1,167	1,167	1,167	–

STEVEN ESSES
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Change of Location(6)	Retirement(7)	Early Retirement(8)	Other Employee Termination(9)
Contractual severance	356,432	356,432	–	356,432	356,432	356,432	356,432	356,432	–
Statutory severance(15)	70,738	70,738	–	70,738	70,738	70,738	70,738	70,738	–
Benefits	75,000	75,000	–	75,000	150,000	150,000	150,000	150,000	–
TOTAL:	$603,337	$603,337	$82,545	$603,337	$603,337	$603,337	$603,337	$603,337	$$82,545

(1)
“Non-renewal” is defined in Mr. Esses’s employment agreement as a decision, made with written notice of at least 90 days in advance of the effective date of such decision, by either us or Mr. Esses not to renew Mr. Esses’s employment for an additional two-year term. Pursuant to the terms of Mr. Esses’s employment agreement, in the absence of such notice, Mr. Esses’s employment agreement automatically renews.

(2)
“Disability” is defined in Mr. Esses’s employment agreement as a physical or mental infirmity which impairs the Mr. Esses’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(3)
“Cause” is defined in Mr. Esses’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Chief Executive Officer, provided that such directive concerned matters within the scope of Mr. Esses’s duties, would not give Mr. Esses “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(4)
“Good Reason” is defined in Mr. Esses’s employment agreement as (i) a change in (a) Mr. Esses’s status, title, position or responsibilities which, in Mr. Esses’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto, or (b) in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change; or (ii) a reduction in Mr. Esses’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Esses is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Esses’s employment agreement; and (vi) any purported termination of Mr. Esses’s employment for cause by us which does not comply with the terms of Mr. Esses’s employment agreement.

(5)
“Change of Control” is defined in Mr. Esses’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 30% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(6)
“Change of location” is defined in Mr. Esses’s employment agreement as a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change.

(7)	“Retirement” is defined as Mr. Esses terminating his employment with us at age 65 or older on at least 150 days’ prior notice.
(8)	“Early Retirement” is defined as Mr. Esses terminating his employment with us at age 55 or older (up to age 65) on at least 150 days’ prior notice.
(9)
Any termination by Mr. Esses of his employment with us that does not fit into any of the prior categories, including but not limited to Mr. Esses terminating his employment with us, with or without notice, other than at the end of an employment term or renewal thereof, in circumstances that do not fit into any of the prior categories.

(10)
Does not include a total of $12,800 in accrued but unpaid consulting fees due at December 31, 2008 to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(11)	Limited to an aggregate of 30 days.
(12)	Pursuant to Israeli law and our customary practice, we pay Mr. Esses in July of each year the equivalent of six days’ “recuperation pay” at the statutory rate of NIS 318 (approximately $86) per day.
(13)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2008, which funds are reflected in the table under the “Statutory severance” heading.

(14)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Esses’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2008, the ceiling then in effect was NIS 15,712 (approximately $4,350). In Mr. Esses’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Esses for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(15)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

Thomas J. Paup

The following table describes the potential payments and benefits upon employment termination for Thomas J. Paup, our Vice President – Finance and Chief Financial Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2008 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

THOMAS J. PAUP
Payments and Benefits	Death or Disability(1)	Cause(2)	Change of Control(3)	Non-Renewal(4)
Accrued but unpaid:
Base salary	$6,666	$6,666	$6,666	$6,666
Vacation	11,692	11,692	11,692	11,692
Contractual severance	–	–	160,000	80,000
TOTAL:	$18,358	$18,358	$178,358	$98,358
(1)
“Disability” is defined in Mr. Paup’s employment agreement as a physical or mental infirmity which impairs the Mr. Paup’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Paup’s employment agreement as (i) a breach of trust by Mr. Paup, including, for example, but without limitation, commission of an act of moral turpitude, theft, embezzlement, self-dealing or insider trading; (ii) the unauthorized disclosure by Mr. Paup of confidential information of or relating to us; (iii) a material breach by Mr. Paup of his employment agreement; or (iv) any act of, or omission by, Mr. Paup which, in our reasonable judgment, amounts to a serious failure by Mr. Paup to perform his responsibilities or functions or in the exercise of his authority, which failure, in our reasonable judgment, rises to a level of gross nonfeasance, misfeasance or malfeasance.

(3)
“Change of Control” is defined in Mr. Paup’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 30% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of December 31, 2007, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(4)	“Non-Renewal” is defined in Mr. Paup’s employment agreement as Mr. Paup terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of three non-employee directors, Prof. Seymour Jones (Chair), Edward J. Borey and Elliot Sloyer, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for Arotech’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Arotech’s independent accountants also provided to the Audit Committee the written disclosure required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech’s Annual

Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Prof. Seymour Jones
Edward J. Borey
Elliot Sloyer

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent accountants, BDO Seidman, LLP (“BDO”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by BDO for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2008 and 2007 totaled approximately $514,000 and $428,000, respectively.

➢
Audit-Related Fees. BDO billed us $23,000 and $16,000 for the fiscal years ended December 31, 2008 and 2007, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

➢
Tax Fees. BDO billed or expected to bill us an aggregate of $25,000 for each of the fiscal years ended December 31, 2008 and 2007, for tax services, principally advice regarding the preparation of income tax returns.

➢	All Other Fees. BDO did not provide additional services other than the services reported above.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the security ownership, as of April 21, 2009, of those persons owning of record or known by us to own beneficially 5% or more of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Dimensional Fund Advisors LP	681,759	(4)	5.0%
Robert S. Ehrlich	935,160	(5)	6.5%
Steven Esses	623,257	(6)	4.3%
Thomas J. Paup	139,166	(7)	*
Dr. Jay M. Eastman	29,661	(8)	*

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Edward J. Borey	29,661	(9)	*
Prof. Seymour Jones	29,661	(10)	*
Elliot Sloyer	62,951	(11)	*
Michael E. Marrus	32,951	(12)	*
All of our directors and executive officers as a group (8 persons)	2,564,207	(13)	17.9%

*	Less than one percent.
(1)	The address of each named beneficial owner other than Dimensional Fund Advisors LP is in care of Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on 14,268,742 shares of common stock outstanding as of April 21, 2009. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his options for shares of common stock.

(4)
Dimensional Fund Advisors LP (“Dimensional”), Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of our shares held by the Funds. However, all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote and in the text to which this footnote relates is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008, as amended on February 9, 2009.

(5)
Consists of 382,667 shares held directly by Mr. Ehrlich, 186,666 shares of unvested restricted stock (the vesting of 80,000 of which is subject to future performance criteria), 328,767 shares held as part of a trust securing the payment of Mr. Ehrlich’s severance package pursuant to the terms of our employment agreement with him, 3,571 shares held by Mr. Ehrlich’s wife (in which shares Mr. Ehrlich disclaims beneficial ownership), 11,527 shares held in Mr. Ehrlich’s pension plan, and 21,962 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009.

(6)
Consists of 136,785 shares held directly by Mr. Esses, 210,000 shares of unvested restricted stock (the vesting of 90,000 of which is subject to future performance criteria), 273,973 shares held as part of a trust securing the payment of Mr. Esses’s severance package pursuant to the terms of our employment agreement with him, and 2,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009.

(7)	Consists of 63,959 shares held directly by Mr. Paup and 75,207 shares of unvested restricted stock (the vesting of 42,916 of which is subject to future performance criteria).
(8)	Consists of 1,645 shares owned directly by Dr. Eastman and 28,016 shares of unvested restricted stock.
(9)	Consists of 2,787 shares owned directly by Mr. Borey and 28,016 shares of unvested restricted stock.
(10)	Consists of 1,645 shares owned directly by Prof. Jones and 28,016 shares of unvested restricted stock.
(11)	Consists of 32,742 shares owned directly by Mr. Sloyer and 30,209 shares of unvested restricted stock.
(12)	Consists of 2,742 shares owned directly by Mr. Marrus and 30,209 shares of unvested restricted stock.
(13)
Includes 24,461 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 616,339 shares of unvested restricted stock (the vesting of 212,916 of which is subject to future performance criteria).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2008. We are not aware of any instances during 2008, not previously disclosed by us, where such “reporting persons” failed to file the required reports on or before the specified dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loans

On December 3, 1999, Robert S. Ehrlich purchased 8,928 shares of our common stock out of our treasury at the closing price of the common stock on December 2, 1999. Payment was rendered by Mr. Ehrlich in the form of non-recourse promissory notes due in 2009 in the amount of $167,975, bearing simple annual interest at a rate of 2%, secured by the shares of common stock purchased and other shares of common stock previously held by him. As of December 31, 2008, the aggregate amount outstanding pursuant to this promissory note was $201,570.

On February 9, 2000, Mr. Ehrlich exercised 9,404 stock options. Mr. Ehrlich paid the exercise price of the stock options and certain taxes that we paid on his behalf by giving us a non-recourse promissory note due in 2025 in the amount of $789,991, bearing annual interest (i) as to $329,163, at 1% over the then-current federal funds rate announced from time to time by the Wall Street Journal, and (ii) as to $460,828, at 4% over the then-current percentage increase in the Israeli consumer price index between the date of the loan and the date of the annual interest calculation, secured by the shares of our common stock acquired through the exercise of the options and certain compensation due to Mr. Ehrlich upon termination. As of December 31, 2008, the aggregate amount outstanding pursuant to this promissory note was $818,357.

On June 9, 2002, Mr. Ehrlich exercised 3,571 stock options. Mr. Ehrlich paid the exercise price of the stock options by giving us a non-recourse promissory note due in 2012 in the amount of $36,500, bearing simple annual interest at a rate equal to the lesser of (i) 5.75%, and (ii) 1% over the then-current federal funds rate announced from time to time, secured by the shares of our common stock acquired through the exercise of the options. As of December 31, 2008, the aggregate amount outstanding pursuant to this promissory note was $46,593.

Consulting Agreement with Sampen Corporation

We have a consulting agreement with Sampen Corporation that we executed in March 2005, effective as of January 1, 2005. Sampen is a New York corporation owned by members of Steven Esses’s immediate family, and Mr. Esses is an employee of both the Company and of Sampen. The term of this consulting agreement as extended expires on December 31, 2010, and is extended automatically for additional terms of two years each unless either Sampen or we terminate the agreement sooner.

Pursuant to the terms of our agreement with Sampen, Sampen provides one of its employees to us for such employee to serve as our Chief Operating Officer. We pay Sampen $12,800 per month, plus an annual bonus, on a sliding scale, in an amount equal to a minimum of 20% of Sampen’s annual base compensation then in effect, up to a maximum of 75% of its annual base compensation then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We also pay Sampen, to cover the cost of our use of Sampen’s offices as an ancillary New York office and the attendant expenses and insurance costs, an amount equal to 16% of each monthly payment of base compensation.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at <directors@arotech.com>. Non-management directors may be contacted as a group at <nonmanagement-directors@arotech.com>. Any Board committee or any chair of any such committee may be contacted as follows: <audit-chair@arotech.com>, <compensation-chair@arotech.com>, or <nominating-chair@arotech.com>. If you cannot send an electronic message, you may contact Board members by mail at: Arotech Board Members, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.

The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.

Stockholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before January 31, 2010. Any proposals must be received at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, Attention: Corporate Secretary by the applicable date.

Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 21, 2009. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2008 and certain other related financial and business information are contained in our 2008 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

By Order of the Board of Directors,
Yaakov Har-Oz
Senior Vice President, General Counsel and Secretary

Ann Arbor, Michigan
April 30, 2009

Appendix A

Arotech Corporation

AUDIT COMMITTEE CHARTER

I.           STATEMENT OF POLICY

The Audit Committee shall assist the Board of Directors (the “Board”) of Arotech Corporation (“Arotech”) in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Arotech and its subsidiaries (collectively, the “Company”), the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company’s financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company’s Board of Directors, outside auditors and senior management. The Audit Committee’s primary responsibilities and duties are:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system.

•	Review and appraise the audit efforts of the Company’s independent accountants.

•
Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

The Company shall be responsible for the providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.           COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three “independent” Directors of Arotech and shall serve at the pleasure of the Board. An “independent” Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded and (d) except as permitted by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

At least one member of the Audit Committee shall be a “financial expert” as defined by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.           MEETINGS AND MINUTES

The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.           RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

The Audit Committee shall oversee and monitor the Company’s accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company’s financial statements and review and evaluate the performance of the Company’s outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s certificate of incorporation, the Company’s bylaws or the Board.

1.
The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

2.
The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors’ independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

3.
The Audit Committee shall require the outside auditors to advise the Audit Committee in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements (“non-audit services”); provided that such non-audit services are not listed in Section 10A(g) of the Exchange Act (“prohibited services”). The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company’s outside auditing firm.

4.
The Audit Committee shall obtain confirmations from time to time from the Company’s outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

5.
The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company’s accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company’s financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company’s accounting principles and underlying estimates and other significant decisions made by the Company’s management in preparing the Company’s financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

6.
The Audit Committee shall meet with the outside auditors and management to review the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company’s management, including management’s letters and schedules of unadjusted differences.

7.
Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

8.
The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

9.
The Audit Committee shall consider and review with management: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

10.
The Audit Committee shall consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

11.	The Audit Committee shall prepare a letter for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

12.
The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

13.
Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the “Act”) becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

14.	The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

15.
The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

Appendix B

AROTECH CORPORATION

2009 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan. The purposes of the Arotech Corporation 2009 Equity Incentive Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Consultants, and to promote the success of the Company and any Parent or Subsidiary. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards, Unrestricted Share Awards and Stock Appreciation Rights also may be granted under the Plan.

2.           Definitions. As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board. The Board has initially delegated the responsibility of administering the Plan to the Compensation Committee of the Board of Directors.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Appreciation Right, a Stock Award and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause” unless otherwise defined in the instrument evidencing the Award or in an employment or services agreement between the Company or a Related Company and a Participant, means, with respect to any Participant, such Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on, or misappropriation of any funds or property of, the Company or any Parent or Subsidiary; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Participant’s performance of services; or (vi) material breach of any provision of any employment, services, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Parent or Subsidiary, all as reasonably determined by the Administrator, which determination will be conclusive.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Arotech Corporation, a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee.

“Corporate Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either:

(a)         a merger or consolidation of the Company with or into any other corporation, entity or person; or

(b)         a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets.

Notwithstanding the foregoing, a Corporate Transaction shall not include a Related Party Transaction.

“Director” means a member of the Board.

“Disability” unless otherwise defined by the Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Award, Unrestricted Shares or Stock Appreciation Rights granted or issued pursuant to the Plan.

“Related Company” means any entity that, directly or indirectly, is in control of or is controlled by the Company.

“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company’s assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

“Retirement” unless otherwise defined by the Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee or Consultant.

“Service Termination Date” means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.           Stock Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 Shares, all of which may be issued in respect of Incentive Stock Options. The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under this Plan during any calendar year is 1,000,000 Shares. The class and aggregate number of Shares referred to in this paragraph shall be subject to adjustment in accordance with Section 16(a) of the Plan.

The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares underlying a Stock Award are forfeited, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)           Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(iii)           Rule 16b-3. If the Company is subject to Section 16(b), the transactions contemplated hereunder shall (from the date that the Company is first subject to Section 16(b)),

be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)           Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)         Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)         to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted hereunder;

(iii)           to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)           to approve forms of agreement for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)           to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)                      to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and/or Stock Appreciation Rights longer than is otherwise provided for in the Plan and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

(ix)           to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Rights that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)         to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(xi)           to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)         Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.           Eligibility.

(a)           General. Nonstatutory Stock Options, Stock Appreciation Rights, Stock Awards and Unrestricted Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.

(a)         Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)         None of the Plan, any Award or any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, for any reason or no reason.

7.           Term of the Plan. Subject to Section 23 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years from the date of approval pursuant to Section 23 of the Plan unless terminated earlier under Section 19 of the Plan.

8.           Term of Options. The term of each Option (“Option Term”) shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the In-

centive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9.           Option Exercise Price; Exercisability.

(a)         Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator; provided, that in no event shall the exercise price per Share purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Incentive Stock Option on the date of grant, and provided, further, that any Incentive Stock Option granted to any Employee who, at the time the Incentive Stock Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of any Parent or Subsidiary will have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the date of grant. The exercise price per Share purchasable under a Nonstatutory Stock Option shall be determined by the Administrator.

(b)         Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10.           Exercise of Options; Consideration.

(a)         Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator (or Option Agreement) provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(c) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)         Termination of Relationship as a Service Provider. The Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Administrator at any time:

(i)           Except as otherwise set forth in this Section 10(b), any portion of an Option that is not vested and exercisable on the Service Termination Date shall expire on such date.
(ii)           Any portion of an Option that is vested and exercisable on the Service Termination Date shall expire on the earliest to occur of:

(1)    if the Participant’s Service Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three months after such Service
        Termination Date;
(2)           if the Participant’s Service Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Service Termination Date; and
(3)           the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if the Participant dies after his or her Service Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Service Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant’s relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Administrator, in its sole discretion.

(iii)              A Participant’s transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 10(b). Unless the Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

(iv)              The effect of a Company-approved leave of absence on the application of this Section 10(b) shall be determined by the Administrator, in its sole discretion.

(v)              If a Participant’s employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all of the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Section 10(b).

(c)         Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)         cash;

(ii)         check;

(iii)        other Shares which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)            any combination of the foregoing methods of payment; or

(vi)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.           Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)           At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)           The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)           Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)           Unless otherwise provided by the Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e)           Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his or her beneficiary or estate, as the case may be.

12.           Restricted Stock Units. The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a

Stock Award Agreement evidencing such grant. “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a shareholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the Award.

Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.           Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)           The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)           The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14.           Stock Appreciation Rights. A Stock Appreciation Right may be granted by the Administrator either alone, in addition to, or in tandem with other Awards granted under the Plan. Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)           Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Administrator.

(b)           The “Award Date” (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Administrator, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted. The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider. The term of each Stock Appreciation Right shall be determined by the Administrator, but shall not exceed ten years from the date of grant. Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Administrator. Unless otherwise specified by the Administrator, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)           A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Administrator. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)           A Stock Appreciation Right shall be exercisable for Shares only. The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(A)           the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(B)           the Fair Market Value of a Share on the exercise date.

15.           Non-Transferability. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right or Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Option, Stock Appreciation Right or Restricted Stock Unit transferable, such Option, Stock Appreciation Right or Restricted Stock Unit shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.           Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)         Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, Stock Appreciation Right and Stock Award, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights, Stock Awards or Unrestricted Share Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b)           Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Administrator in its sole discretion, Options and Stock Appreciation Rights shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Option or Stock Appreciation Right has not been waived by the Administrator, the Option or Stock Appreciation Right shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

(c)           Corporate Transactions and their Effect on Options and Stock Appreciation Rights.

(i)           In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option or Stock Appreciation Right (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (ii) below, each outstanding Option and Stock Appreciation Right shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).

(ii)           If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option or Stock Appreciation Right, then each such outstanding Option or Stock Appreciation Right shall become fully vested and exercisable with respect to 100% of the un-vested portion of the Option or Stock Appreciation Right. In such case, the Administrator shall notify the Participant in writing or electronically that the un-vested portion of the Option or Stock Appreciation Right specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option or Stock Appreciation Right shall terminate, provided that the Corporate Transaction has occurred.

(iii)           For the purposes of this Section 16(c), the Option or Stock Appreciation Right shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option or Stock Appreciation Right immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Administrator and its determination shall be conclusive and binding.

(iv)           All Options and Stock Appreciation Rights shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

(d)           Further Adjustment of Options and Stock Appreciation Rights. Subject to Section 16(b) and (c), the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Options and Stock Appreciation Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options or Stock Appreciation Rights so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Options or Stock Appreciation Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

(e)           Limitations. The grant of Options or Stock Appreciation Rights shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(f)           Fractional Shares. In the event of any adjustment in the number of shares covered by any Option or Stock Appreciation Right, each such Option or Stock Appreciation Right shall cover only the number of full shares resulting from such adjustment.

(g)           Corporate Transactions and their Effect on Stock Awards. In the event of a Corporate Transaction, then, absent a provision to the contrary in any particular Stock Award (in which case the terms of such Stock Award shall supersede each of the provisions of this paragraph which are inconsistent with such Stock Award), each outstanding Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Stock Award, all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied.

17.           Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.           Date of Grant. The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.           Amendment and Termination of the Plan. The Board may modify, revise or terminate this Plan at any time and from time to time, subject to the approval of the Company’s shareholders to the extent required by Applicable Laws; provided, however, that no such modification, revision, or termina-

tion of the Plan may impair the rights of any Participant without the Participant’s written consent. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision.

20.           Conditions Upon Issuance of Shares.

(a)         Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations. As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Additional Conditions. The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute non-compete, non-solicitation and non-disclosure covenants.

(d)         Trading Policy Restrictions. Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.           Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

24.           Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25.           Governing Law. This Plan shall be governed by the laws of the State of Michigan, without regard to conflict of laws principles.

Adopted by action of the Board of Directors
on the 20th day of April, 2009.

Adopted by shareholders of the Company
on the ___ day of ___________, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M14452-P81259

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AROTECH CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2009

The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Tuesday, June 9, 2009 at 4:00 p.m. local time at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposals set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

AROTECH CORPORATION
INVESTOR RELATIONS
1229 OAK VALLEY DRIVE
ANN ARBOR , MI 48108

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Arotech Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arotech Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M14451-P81259 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AROTECH CORPORATION

The Board of Directors recommends a vote "FOR" the nominees and "FOR" the other proposals.

Vote On Directors

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:
01) Dr. Jay M. Eastman
02) Steven Esses
03) Michael E. Marrus

Vote On Proposals

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Arotech Corporation dated April 30, 2009 and of Arotech Corporation's Annual Report for the fiscal year ended December 31, 2008.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date